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                       NATIONWIDE FINANCIAL SERVICES, INC.



                                       TO



                            WILMINGTON TRUST COMPANY



                                     Trustee

              -----------------------------------------------------




                          SECOND SUPPLEMENTAL INDENTURE



                            Dated as of June 24, 2002


              -----------------------------------------------------

                                  $300,000,000

                           5.90% Senior Notes due 2012


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


                               TABLE OF CONTENTS\1
                               -----------------

                                                                            Page
                                                                            ----


Article I  5.90 % Senior Notes DUE 2012........................................1

   SECTION 1.01    ESTABLISHMENT...............................................1
   SECTION 1.02    DEFINITIONS.................................................2
   SECTION 1.03    PAYMENT OF PRINCIPAL AND INTEREST...........................2
   SECTION 1.04    DENOMINATIONS...............................................3
   SECTION 1.05    GLOBAL SECURITIES...........................................3
   SECTION 1.06    REDEMPTION AT THE OPTION OF THE COMPANY.....................3
   SECTION 1.07    PAYING AGENT................................................5

Article II Miscellaneous Provisions............................................5

   SECTION 2.01    RECITALS BY CORPORATION.....................................5
   SECTION 2.02    RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE........5
   SECTION 2.03    EXECUTED IN COUNTERPARTS....................................5


EXHIBIT A  Form of 5.90% Senior Note due 2012
EXHIBIT B  Certificate of Authentication

----------------------
1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

          THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 24th day of June, 2002, by and between NATIONWIDE FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of November 1, 2001 (the "Original Indenture") with Wilmington Trust Company, as Trustee;

          WHEREAS, the Company has heretofore entered into a First Supplemental Indenture, dated as of November 19, 2001 (the "First Supplemental Indenture") with Wilmington Trust Company, as Trustee;

          WHEREAS, the Original Indenture and the First Supplemental Indenture are incorporated herein by this reference and the Original Indenture and the First Supplemental Indenture, as may be amended and supplemented to the date hereof, including by this Second Supplemental Indenture, is herein called the "Indenture";

          WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

          WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

          WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified, and all Securities issued by the Company of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   Article I
                           5.90% Senior Notes DUE 2012

          SECTION 1.01 ESTABLISHMENT. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's 5.90% Senior Notes due 2012 (the "5.90% Notes").

          There are to be authenticated and delivered $300,000,000 principal amount of 5.90% Notes, and no further 5.90% Notes shall be authenticated and delivered except as provided by Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture or except in connection with a reopening of the series as provided below. The 5.90% Notes shall be issued in definitive fully registered form without coupons. A series may be reopened for issuances of additional 5.90% Notes.

          The 5.90% Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the 5.90% Notes shall be in substantially the form set forth in Exhibit B hereto.

          Each 5.90% Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

          SECTION 1.02. DEFINITIONS. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

          "Interest Payment Dates" means January 1 and July 1, commencing January 1, 2003.

          "Regular Record Date" means June 15 and December 15.

          "Stated Maturity" means July 1, 2012.

          SECTION 1.03. PAYMENT OF PRINCIPAL AND INTEREST. The unpaid principal amount of the 5.90% Notes shall bear interest at the rate of 5.90% per annum until paid or duly provided for, such interest to accrue from June 24, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the 5.90% Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and will be paid to the Person or Persons in whose name the 5.90% Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company ("Special Record Date"), notice whereof shall be given to Holders of the 5.90% Notes not less than fifteen (15) days prior to such Special Record Date, as more fully provided in the Original Indenture.

          Payments of interest on the 5.90% Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 5.90% Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the 5.90% Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day

(and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

          Payment of the principal, premium, if any, and interest on the 5.90% Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity or on an earlier Redemption Date of any 5.90% Notes being made upon surrender of such 5.90% Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

          SECTION 1.04. DENOMINATIONS. The 5.90% Notes may be issued in denominations of $1,000 or any integral multiple thereof.

          SECTION 1.05. GLOBAL SECURITIES. The 5.90% Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, 5.90% Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, 5.90% Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

          A Global Security shall be exchangeable for 5.90% Notes registered in the names of the persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable or
(iii) an Event of Default shall have occurred. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 5.90% Notes registered in such names as the Depositary shall direct.

          SECTION 1.06. REDEMPTION AT THE OPTION OF THE COMPANY. The 5.90% Notes will be redeemable, in whole or in part, at the option of the Company at any time or from time to time at a redemption price equal to the greater of:

     o 100% of the aggregate principal amount of the 5.90% Notes to be redeemed; or

     o as determined by the Quotation Agent (defined below), the sum of the present value of the remaining scheduled payments of principal on the 5.90% Notes, together with the present value of all remaining and scheduled semi-annual interest payments on the 5.90% Notes, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (defined below) plus 20 basis points (the "Make-Whole Amount"), together in each case with accrued interest payments to the Redemption Date.

     For purposes of determining the Make-Whole Amount, the following definitions apply:

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 5.90% Notes to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 5.90% Notes.

     "Comparable Treasury Price" means with respect to any Redemption Date (1) the average of three Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the fewer than five Reference Treasury Dealer Quotations are obtained, the average of all Reference Treasury Dealer Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Redemption Date" means the date fixed for redemption of the 5.90% Notes.

     "Reference Treasury Dealer" means a primary independent United States government securities dealer.

     "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

     "Treasury Rate" means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

     The Company will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of the 5.90% Notes to be redeemed. If less than all of the 5.90% Notes are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the 5.90% Notes to be redeemed in whole or in part.

     Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the 5.90% Notes or portions thereof called for redemption.

          SECTION 1.07. PAYING AGENT. The Trustee shall initially serve as Paying Agent with respect to the 5.90% Notes, with the Place of Payment initially being the Corporate Trust Office.


                                   Article II
                            Miscellaneous Provisions

          SECTION 2.01. RECITALS BY CORPORATION. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 5.90% Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

          SECTION 2.02. RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 2.03. EXECUTED IN COUNTERPARTS. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                         NATIONWIDE FINANCIAL SERVICES, INC.

[CORPORATE SEAL]
Attest                                   By: /s/ Robert A. Oakley
                                             -----------------------------

                                             Name:   Robert A. Oakley
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer




                                         WILMINGTON TRUST COMPANY,
                                         as Trustee
[CORPORATE SEAL]
Attest:
                                         By: /s/ Jeanne M. Oller
                                             ---------------------------

                                             Name:   Jeanne M. Oller
                                             Title:  Financial Services Officer

                                    EXHIBIT A

                                     FORM OF

                           5.90% SENIOR NOTE DUE 2012

No. __________                                            CUSIP NO.  638612 AF 8

Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York Corporation ("DTC"), to the Company, as defined below, or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and such payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner, Cede & Co., has an interest herein.

Unless and until this certificate is exchanged in whole or in part for Senior Notes in certificated form, this certificate may not be transferred except as a whole by DTC to a nominee thereof or by a nominee thereof to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

                       NATIONWIDE FINANCIAL SERVICES, INC.

                           5.90% SENIOR NOTE DUE 2012

Principal Amount:              $300,000,000

Regular Record Date:           June 15 and December 15

Original Issue Date:           June 24, 2002

Stated Maturity:               July 1, 2012

Interest Payment Dates:        January 1 and July 1, commencing January 1, 2003.

Interest Rate:                 5.90% per annum

Authorized Denomination:       $1,000 or any integral multiples thereof

          NATIONWIDE FINANCIAL SERVICES, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to DTC, or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on the Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on January 1, 2003 and on the Stated

Maturity at the rate per annum shown above (the "Interest Rate") until the principal hereof is paid or made available for payment and on any overdue principal and on, to the extent permitted by law, any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity) will, as provided in such Indenture, be paid to the Person in whose name this 5.90% Senior Note (this "Security") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date; provided that any interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and will be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by or on behalf of the Company, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such Special Record Date, as more fully provided in said Indenture.

          Payments of interest on this Security will include interest accrued to but excluding the 9respective Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. "Business Day" means a day other than a day on which banks in New York, New York are authorized or required by law, executive order or regulation to remain closed.

          Payment of the principal of, on and interest due at the Stated Maturity of this Security shall be made upon surrender of this Security, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  June 24, 2002

                                             NATIONWIDE FINANCIAL SERVICES, INC.

[CORPORATE SEAL]
Attest:                                      By:
                                                --------------------------------
                                                Name:
                                                Title:

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series referred to in the within-mentioned Senior Indenture.

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee



                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

(Reverse Side of Security)

          This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and issuable in one or more series under a Senior Indenture, dated as of November 1, 2001, as supplemented (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 5.90% Senior Notes due 2012 (the "5.90% Notes") in the aggregate principal amount of up to $300,000,000, subject to the ability of the Company to re-open the series and issue additional 5.90% Notes as provided in the Indenture. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

          The Securities will be redeemable, in whole or in part, at the option of the Company at any time or from time to time at a redemption price equal to the greater of (1) 100% of the aggregate principal amount of the Securities to be redeemed or (2) as determined by the Quotation Agent (defined below), the sum of the present value of the remaining scheduled payments of principal on the Securities, together with the present value of all remaining and scheduled semi-annual interest payments on the Securities, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (defined below) plus 20 basis points (the "Make-Whole Amount"), together in each case with accrued interest payments to the Redemption Date.

          For purposes of determining the Make-Whole Amount, the following definitions apply:

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

          "Comparable Treasury Price" means with respect to any Redemption Date
(1) the average of three Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations, or (2) if the fewer than five Reference Treasury Dealer Quotations are obtained, the average of all Reference Treasury Dealer Quotations.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

          "Redemption Date" means the date fixed for redemption of the Securities.

          "Reference Treasury Dealer" means a primary independent United States government securities dealer.

          "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding the Redemption Date.

          "Treasury Rate" means the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

          The Company will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of the Securities to be redeemed. If less than all of the Securities are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the Securities to be redeemed in whole or in part.

          Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Company and the Trustee (i) in certain circumstances without the consent of the Holders and (ii) in other circumstances with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected thereby. The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any series with respect to which a default under the Indenture shall have occurred and be continuing, on behalf of the Holders of all Outstanding Securities of such series, to waive, with certain exceptions, such default under the Indenture and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and shall have offered the Trustee such indemnity as it may require, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, on or any interest hereon on or after the respective due dates expressed herein.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness represented by the 5.90% Notes and for covenant defeasance at any time of certain covenants in the Indenture upon compliance with certain conditions set forth in the Indenture.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged at the office or agency of the Company.

          This Security shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   -            as tenants in common

TEN ENT   -            as tenants by the entireties

JT TEN    -            as joint tenants with rights of survivorship and not as
                       tenants in common

CUST      -            Custodian

UNIF GIFT MIN ACT  -   Uniform Gifts to Minors Act


    Additional abbreviations may also be used though not on the above list.
            --------------------------------------------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto _______________ (please insert Social Security or other identifying number of assignee) the within Security and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Security on the books of the Company, with full power of substitution in the premises. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

Dated:

                                        ------------------------------------
                                        ------------------------------------

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series referred to in the within-mentioned Senior Indenture.

                                            WILMINGTON TRUST COMPANY,
                                            as Trustee



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                      B-1